Exhibit 5.1

200 South Orange Avenue, Suite 2600 | Orlando, FL 32801 | T 407.425.8500 | F 407.244.5288

Holland & Knight LLP | www.hklaw.com

March 27, 2025

Clene Inc.

6550 South Millrock Drive, Suite G50

Salt Lake City, Utah 84121

Ladies and Gentlemen:

We have acted as special counsel to Clene Inc., a Delaware corporation (the “Company”) with respect to the preparation and filing of a Prospectus Supplement (the “Prospectus Supplement”), filed on or about the date hereof with the Securities and Exchange Commission (the “Commission”), in connection with the issuance of up to 35,311 shares (the “Shares”) of the Company’s common stock, par value $0.0001 per share, pursuant to the Company’s Registration Statement on Form S-3, filed on April 14, 2022 with the Commission (the “Registration Statement”). The Shares are being issued pursuant to an agreement, dated March 26, 2025, by and between the Company and a counterparty (the “Agreement”).

In so acting, we have examined original counterparts or copies of original counterparts of the following documents:

(i)    The Registration Statement and all exhibits thereto.

(ii)    The Prospectus Supplement.

(ii)    The Company’s Certificate of Incorporation

(iii)    The Company’s Bylaws.

(iv)    The Agreement.

(v)    Resolutions of the Board of Directors of the Company in connection with the Registration Statement, Prospectus Supplement and Agreement.

We have also examined originals or copies of such records of the Company, certificates and web sites of public officials and of officers or other representatives of the Company and agreements and other documents, and made such other investigations, as we have deemed necessary, subject to the assumptions set forth below, as a basis for the opinions expressed below.

In rendering the opinions set forth herein, we have assumed:

(i)    The genuineness of all signatures (whether manual, electronic or otherwise) and, to the extent that a signature on a document is manifested by electronic or similar means, such signature has been executed or adopted by a signatory with an intent to authenticate and sign the document.

(ii)    The authenticity of the originals of the documents submitted to us.

Clene Inc.

March 27, 2025

(iii)    The conformity to authentic originals of any documents submitted to us as copies.

(iv)    As to matters of fact, the truthfulness of the representations made or otherwise incorporated in the Registration Statement, Prospectus Supplement and the Agreement and representations and statements made in certificates or web sites of public officials and officers or other representatives of the Company.

We have not independently established the validity of the foregoing assumptions.

Based on the foregoing, and subject to the assumptions, qualifications and limitations stated herein, we are of the opinion that the Shares have been duly authorized by the Company and, when delivered in the manner contemplated by the Agreement, the Shares will be validly issued, fully paid and non-assessable.

Our opinion is limited to the General Corporation Law of the State of Delaware, and we do not express any opinion herein concerning any other laws.

This opinion letter has been prepared, and is to be understood, in accordance with customary practice of lawyers who regularly give and lawyers who regularly advise recipients regarding opinions of this kind, is limited to the matters expressly stated herein and is provided solely for purposes of complying with the requirements of the Securities Act, and no opinions may be inferred or implied beyond the matters expressly stated herein. The opinions expressed herein are rendered and speak only as of the date hereof and we specifically disclaim any responsibility to update such opinions subsequent to the date hereof or to advise you of subsequent developments affecting such opinions.

We consent to the reference to this firm in the Registration Statement under the caption “Legal Matters” as the attorneys who will pass upon the legal validity of the Shares and to the filing of this opinion as Exhibit 5.1 to the Registration Statement. Our consent, however, shall not constitute an admission to our being experts as provided for in Sections 7 and 11 of the Securities Act.

Respectively submitted,

HOLLAND & KNIGHT LLP

/s/ Holland & Knight LLP